Exhibit 21.1

Subsidiaries of Live Nation Entertainment, Inc.

Domestic	State or Jurisdiction of Incorporation or Organization
Bamboozle Festival, LLC	Delaware
Bill Graham Enterprises, Inc.	California
Cellar Door Venues, Inc.	Florida
Chastain Ventures JV	Georgia
Cobb’s Comedy, Inc.	California
Connecticut Amphitheater Development Corporation	Connecticut
Connecticut Performing Arts Partners	Connecticut
Connecticut Performing Arts, Inc.	Connecticut
Electric Factory Concerts, Inc.	Pennsylvania
Evening Star Productions, Inc.	Arizona
Event Merchandising, Inc.	California
Fillmore Theatrical Services	California
Hilltop/Nederlander LLC	Delaware
HOB Boardwalk, Inc.	Delaware
HOB Chicago, Inc.	Delaware
HOB Entertainment, Inc.	Delaware
HOB Marina City Partners, L.P.	Delaware
HOB Marina City, Inc.	Delaware
House of Blues Anaheim Restaurant Corp.	Delaware
House of Blues Cleveland, LLC	Delaware
House of Blues Concerts, Inc.	California
House of Blues Dallas Restaurant Corp.	Delaware
House of Blues Houston Restaurant Corp.	Delaware
House of Blues Las Vegas Restaurant Corp.	Delaware
House of Blues Los Angeles Restaurant Corp.	Delaware
House of Blues Myrtle Beach Restaurant Corp.	Delaware
House of Blues New Orleans Restaurant Corp.	Delaware
House of Blues Orlando Restaurant Corp.	Delaware
House of Blues Restaurant Holding Corp.	Delaware
House of Blues San Diego Restaurant Corp.	Delaware
House of Blues San Diego, LLC	Delaware
Lansdowne Boston Restaurant Corp., Inc.	Delaware

Domestic	State or Jurisdiction of Incorporation or Organization
Live Nation – Haymon Ventures, LLC	Delaware
Live Nation Bogart, LLC	Delaware
Live Nation Chicago, Inc.	Delaware
Live Nation Concerts, Inc.	Delaware
Live Nation Holdco #1, Inc.	Delaware
Live Nation Holdco #2, Inc.	Delaware
Live Nation Marketing, Inc.	Delaware
Live Nation Merchandise, Inc.	Delaware
Live Nation MTours (USA), Inc.	Delaware
Live Nation Studios, LLC	Delaware
Live Nation Ticketing, LLC	Delaware
Live Nation Touring (USA), Inc.	Delaware
Live Nation UTours (USA), Inc.	Delaware
Live Nation Worldwide, Inc.	Delaware
LN Acquisition Holdco LLC	Delaware
LN-TM Holdco #1, LLC	Delaware
LN-TM Holdco #2, LLC	Delaware
LRW Theatre Corp.	California
Michigan Licenses, LLC	Delaware
Musictoday, LLC	Virginia
NOC, Inc.	Connecticut
Pop Nation, LLC	Delaware
ROC Nation LLC	Delaware
SFX Financial Advisory Management Enterprises, Inc.	Delaware
Shoreline Amphitheatre, Ltd.	California
TNA Tour II (USA) Inc.	Delaware
Wiltern Renaissance LLC	Delaware

International	Jurisdiction of Incorporation or Organization
Live Nation Canada, Inc.	Canada
Live Nation Touring (Canada), Inc.	Canada
Angel Festivals Limited	United Kingdom
Apollo Leisure Group Limited	United Kingdom

International	Jurisdiction of Incorporation or Organization
De-lux Merchandise Company Limited	United Kingdom
Broadway UK Limited	United Kingdom
Cardiff International Arena Limited	United Kingdom
Live Nation Enterprise Limited	United Kingdom
Live Nation Facilitation Limited	United Kingdom
Live Nation Limited	United Kingdom
Live Nation (Music) UK Limited	United Kingdom
Live Nation (Theatrical) UK Limited	United Kingdom
Publicitywise Limited	United Kingdom
Gricind Limited	United Kingdom
International Talent Booking Limited	United Kingdom
Midland Concert Promotions Group Limited	United Kingdom
Northcane Limited	United Kingdom
Park Associates Limited	United Kingdom
Pointstar Limited	United Kingdom
Fanbase.co.uk Limited	United Kingdom
Sensible Events Limited	United Kingdom
Live Nation (Ireland) Limited	United Kingdom
Tour Marketing Limited	United Kingdom
UK SX Limited	United Kingdom
National Bowl Milton Keynes Company LLP	United Kingdom
LN-Gaiety Holdings Limited	United Kingdom
Gafrus Limited	United Kingdom
Festival Republic Limited	United Kingdom
Heavenly Planet LLP	United Kingdom
Festival Republic.com Limited	United Kingdom
Sidezone Limited	United Kingdom
Rangepost Limited	United Kingdom
Finlaw 279 Limited	United Kingdom
Finlaw 271 Limited	United Kingdom
Subterania Limited	United Kingdom
Reading Festival Limited	United Kingdom
Festival Republic Live Limited	United Kingdom
Festival Republic Events Limited	United Kingdom
Mean Fiddler Festivals Limited	United Kingdom

International	Jurisdiction of Incorporation or Organization
Astoria Venues Limited	United Kingdom
Annestown Limited	United Kingdom
Festival Republic Media Limited	United Kingdom
Windfield Promotions Limited	United Kingdom
Adventure Sport Events Limited	United Kingdom
Homelands Festival Limited	United Kingdom
Academy Music Holdings Ltd	United Kingdom
Electricland Limited	United Kingdom
Academy Music Group Limited	United Kingdom
Newcbeat Limited	United Kingdom
Academy Entertainments Group Limited	United Kingdom
Brumbeat Limited	United Kingdom
Magstack Limited	United Kingdom
Sharpfleur Limited	United Kingdom
Glowspine Limited	United Kingdom
Bristolbeat Limited	United Kingdom
Ludgate 354 Limited	United Kingdom
Glasgowbeat Limited	United Kingdom
OX4 Limited	United Kingdom
Livebeat Limited	United Kingdom
Islingtonbeat Limited	United Kingdom
Academy Music Fund Limited	United Kingdom
The Security Company (UK) Holdings Limited	United Kingdom
Showsec Special Events Limited	United Kingdom
Showsec Holdings Limited	United Kingdom
Showsec International Limited	United Kingdom
Live Nation Merchandise Limited	United Kingdom
Ticketstoday Limited	United Kingdom
Anthill Trading (Overseas) Limited	United Kingdom
Three Mad Monkeys Limited	Scotland
D.F. Concerts Limited	Scotland
Bar None Management Limited	Scotland
Deadwood Tickets Limited	Scotland
Big Day Out Limited	Scotland
Concerts at DF Limited	Scotland

International	Jurisdiction of Incorporation or Organization
King Tut’s Recordings Limited	Scotland
Santa’s Kingdom (Scotland) Limited	Scotland
Unholy Alliance Limited	Scotland
Tecjet Limited	Scotland
ABC3 Limited	Scotland
Live Nation Italia S.r.l.	Italy
Get Live 2 S.r.l.	Italy
Parcolimpico S.r.l.	Italy
Consozio get live in liquidazione	Italy
Live Nation Ireland Holdings Limited	Ireland
Amphitheatre Ireland Limited	Ireland
Point Presentations Limited	Ireland
Point Promotions Limited	Ireland
Live Nation Sp. z.o.o.	Poland
Music Marketing Sp. z.o.o.	Poland
Live Nation Central & Eastern Europe Kft	Hungary
Live Nation Hungary Kft	Hungary
Live Nation Czech Republic Sro	Czech Republic
Live Nation Germany GmbH	Germany
MFMP Festivals & Events GmbH	Germany
Marek Lieberberg Konzertagentur Holding GmbH	Germany
Marek Lieberberg Konzertagentur GmbH & Co Kg	Germany
Live Nation Holding Nordic AB	Sweden
Live Nation Nordic AB	Sweden
Live Nation Sweden AB	Sweden
Moondog Entertainment AB	Sweden
Lugerinc AB	Sweden
Arena Grande AB	Sweden
Cirkus Arena & Restaurant pa Djurgarden AB	Sweden
Forvaltningsbolaget Cirkus pa Kungliga Djurgården HB	Sweden
EMA Telstar Management AB	Sweden
Eventum AB	Sweden
Live Nation Denmark Management Holding Aps	Denmark
Live Nation Denmark Management Aps	Denmark
Live Nation Denmark Aps	Denmark

International	Jurisdiction of Incorporation or Organization
Live Nation Norway AS	Norway
Live Nation Finland OY	Finland
Events Club OY	Finland
Welldone LR OY	Finland
Live Nation bvba	Belgium
Live Nation Belgium Holdings bvba	Belgium
Live Nation Festivals NV	Belgium
Belgium Concerts SPRL	Belgium
Antwerps Sportspaleis NV	Belgium
De schone Schijn NV	Belgium
Live Nation Espana SAU	Spain
Mediterranea Concerts SL	Spain
Compania Editora de Talentos Internacionales SA	Spain
Trabajos de Music SA	Spain
Madrid Deportes y Espectaculos SA	Spain
Rock in Rio Madrid SA	Spain
Mean Fiddler Spain SL	Spain
Live Nation France Holding	France
Live Nation France	France
Live Nation France Festivals	France
LCB France	France
Live Nation Netherlands Holdings B.V.	Netherlands
Live Nation International Holdings B.V.	Netherlands
Live Nation Europe Holdings BV	Netherlands
LYV B.V.	Netherlands
Live Nation Holdings C.V.	Netherlands
Mojo Works BV	Netherlands
Mojo Concerts BV	Netherlands
Mail2Me VOF	Netherlands
De Nationale Theaterkassa BV	Netherlands
The Security Company Utrecht Holland Holding BV	Netherlands
The Event Support Company BV	Netherlands
Straight International Security BV	Netherlands
Pleasure Entertainment BV	Netherlands
Mojo Theater BV	Netherlands

International	Jurisdiction of Incorporation or Organization
Holland Event Marketing BV	Netherlands
Live Nation Venues (Netherlands) BV	Netherlands
Amsterdam Music Dome Exploitatie BV	Netherlands
Brand New Live BV	Netherlands
Anti-Concerts Investments NV	Netherland Antilles
Live Nation Middle East FZ-LLC	UAE
Live Nation (HK) Limited	Hong Kong
Live Nation (Singapore) Pte Ltd	Singapore
Beijing Gehua Live Nation Entertainment and Sports Company Ltd	China
Live Nation Culture & Information Consultancy (Shanghai) Limited	China